WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM TUPPERWARE CORPORATION'S 1998 FINANCIAL STATEMENTS AS
INCORPORATED BY REFERENCE IN ITS ANNUAL REPORT ON FORM 10-K
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
